UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2010

RCLC, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-01031	22-0743290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1480 Route 9 North, Suite 301, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 877-1788

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RCLC, INC.

FORM 8-K INDEX

ITEM		PAGE

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	1

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT	1

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT	1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS	2

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on management’s plans and expectations that are subject to uncertainty.  Forward-looking statements are based on current expectations of future events.  The Company cannot assure that any forward-looking statement will be accurate.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual events could vary materially from those anticipated.  Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties.  The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.

Item 1.01	Entry into a Material Definitive Agreement
On July 12, 2010, RCLC, Inc., formerly Ronson Corporation  (the “Company”), and certain of its subsidiaries entered into a settlement agreement (the “Settlement Agreement”) with the Pension Benefit Guaranty Corporation (the “PBGC”) to settle the previously disclosed litigation commenced by the PBGC on December 30, 2009 in the Federal District Court for the District of New Jersey seeking entry of a decree (1) adjudicating that the Ronson Corporation Retirement Plan (the “Plan”) be terminated, (2) appointing the PBGC as the statutory trustee of the Plan, (3) establishing December 30, 2009 as the termination date of the Plan and (4) directing the company and any other person or entity having possession, custody or control of any records, assets or other property pertaining to the Plan to transfer, convey and deliver them to the PBGC.  In connection with the settlement, an Agreement for Appointment of Trustee and Termination of Plan (the “Termination Agreement”) was also entered into by the Company and the PBGC.

The Settlement Agreement, which includes the Company and its subsidiaries, RCPC Liquidating Corp. (f/k/a Ronson Consumer Products Corporation), (“RCPC”), Ronson Aviation, Inc. (“Aviation”) and Ronson Corporation of Canada Ltd., (“RCC”), as parties, settles the PBGC’s claims against the Company and such subsidiaries and provides that the PBGC waives any secured claims and maintains general unsecured claims against the Company, RCPC, Aviation and RCC in the aggregate amount of $4,410,361 which claims are comprised of unfunded pension benefit liabilities of $2,508,672, minimum funding contributions of $258,491 and a termination premium of $1,643,198.  The Termination Agreement provides that the Plan is terminated effective December 30, 2009 and that the PBGC is appointed Trustee of the Plan allowing the PBGC to take title to and control over the Plan assets.  Under the Settlement Agreement, the PBGC acknowledges that a buyer of the assets of RCPC, Aviation and/or RCC will not be deemed a successor and will not have any liability to the PBGC for these claims or to the Plan so long as the buyer purchases such assets in an arm’s length transaction and is not an affiliate of the Company or such subsidiaries.

The foregoing summary set forth in response to this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement and the Termination Agreement, attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement
As described in response to Item 1.01 above, the entry into the Settlement Agreement and the Termination Agreement results in, among other things, the termination of the Plan effective December 30, 2009.

The text of Item 1.01 of this Current Report on Form 8-K with respect to the Company’s entry into the Settlement Agreement and the Termination Agreement is incorporated by reference to this Item 1.02.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
Under the terms of the Settlement Agreement and the Termination Agreement described in response to Items 1.01 and 1.02 above pursuant to which the Plan has been terminated, the Company’s pension liability increased to an aggregate of $4,410,361 from the amount of $2,669,000 included in the Company’s Consolidated Financial Statements of March 31, 2010, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.  The increase is comprised of approximately $98,000 which resulted from differing actuarial assumptions used at termination by the Company’s actuary and the PBGC’s actuary and of $1,643,198 in termination premium imposed by the PBGC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:  The following exhibits are filed herewith:

No.	Description

10.1
Settlement Agreement, dated July 12, 2010, between Pension Benefit Guaranty Corporation, RCLC, Inc. (f/k/a Ronson Corporation), RCPC Liquidating Corp. (f/k/a Ronson Consumer Products Corporation), Ronson Aviation, Inc. and Ronson Corporation of Canada Ltd., an Ontario Canada corporation.

10.2	Agreement For Appointment of Trustee and Termination of Plan, dated July 12, 2010, between Pension Benefit Guaranty Corporation and Ronson Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCLC, INC. (formerly Ronson Corporation)

Date: July 15, 2010	By:	/s/ Daryl K. Holcomb
Name: Daryl K. Holcomb
Title: Vice President, Chief Financial Officer and Controller

Exhibit Index

No.	Description

10.1
Settlement Agreement, dated July 12, 2010, between Pension Benefit Guaranty Corporation, RCLC, Inc. (f/k/a Ronson Corporation), RCPC Liquidating Corp. (f/k/a Ronson Consumer Products Corporation), Ronson Aviation, Inc. and Ronson Corporation of Canada Ltd., an Ontario Canada corporation.

10.2	Agreement For Appointment of Trustee and Termination of Plan, dated July 12, 2010, between Pension Benefit Guaranty Corporation and Ronson Corporation.